875 Elm Street
                                                            Manchester, NH 03101
                                                            (603) 634-6000


March 22, 2000

Mr. Neil Rossen, CFO
Presstek, Inc.
9 Commercial Street
Hudson, NH 03051-3907

Dear Neil:

I am writing to communicate that Citizens Bank has approved the following changes to the existing Loan Agreement.

Effective December 31, 1999, the definition of `Tangible Capital Base" will be modified. The new definition shall read: "Tangible Capital Base" means total shareholders' equity less intangible assets less subordinated debt plus any non-cash liability recorded as a result of the Shareholder Class Action Lawsuit, all as determined in accordance with generally accepted accounting principles from Borrower's financial statements delivered to the bank in accordance with the covenants of the Borrower in the Loan Agreement.

I will coordinate the preparation of legal documents and call you next week for an appropriate time to close this modification. Please don't hesitate to call should you have any questions.

Regards,


/s/ John Mercier
John Mercier
Vice-President